Exhibit 99.1

Everbridge Announces Third Quarter 2018 Financial Results

Third Quarter Revenue Increased 43% Year-over-Year

Burlington, Mass – November 5, 2018 – Everbridge, Inc. (NASDAQ: EVBG), the global leader in critical event management and enterprise safety software applications to help keep people safe and businesses running, today announced its financial results for the third quarter ended September 30, 2018.

“With strong results across the board, we exceeded our guidance ranges for both revenue and non-GAAP profitability in the third quarter,” said Jaime Ellertson, Chief Executive Officer and Chairman of Everbridge. “Our performance in the third quarter clearly illustrates Everbridge’s evolution from a leading provider of mass notification technology to a broad, integrated leader in Critical Event Management. Our third quarter was characterized by growing demand – both domestically and internationally – in our core mass notification market with notable success in the corporate, healthcare and government markets, including a number of key federal wins. New products helped drive a record number of multi-product deals with increasing transaction sizes. And we furthered our leadership in Critical Event Management with our integrated suite.”

Ellertson continued, “Our continued technology investments combined with growing customer demand leave us well positioned to continue driving strong growth as we address an even larger opportunity in this multi-billion dollar market.”

Third Quarter 2018 Financial Highlights

•	Total revenue was $38.9 million, an increase of 43% compared to $27.3 million for the third quarter of 2017.

•	GAAP operating loss was $(7.2) million, compared to a GAAP operating loss of $(4.4) million for the third quarter of 2017.

•

Non-GAAP operating loss was $(1.8) million, compared to non-GAAP operating loss of $(0.7) million for the third quarter of 2017. Non-GAAP operating loss excludes stock-based compensation and amortization of intangible assets related to acquisitions.

•

GAAP net loss was $(8.5) million, compared to $(4.2) million for the third quarter of 2017. GAAP net loss per share was $(0.29), based on 29.5 million basic and diluted weighted average common shares outstanding, compared to $(0.15) for the third quarter of 2017, based on 28.1 million basic and diluted weighted average common shares outstanding.

•

Non-GAAP net loss was $(3.1) million, compared to $(0.6) million in the third quarter of 2017. Non-GAAP net loss per share was $(0.10), based on 29.5 million basic and diluted weighted average common shares outstanding, compared to $(0.02) for the third quarter of 2017, based on 28.1 million basic and diluted weighted average common shares outstanding. Non-GAAP net loss excludes stock-based compensation and amortization of intangible assets related to acquisitions.

•

Adjusted EBITDA was $0.2 million, compared to $0.8 million in the third quarter of 2017. Adjusted EBITDA represents net loss before interest income and interest expense, income tax expense and benefit, depreciation and amortization expense and stock-based compensation expense.

•	Cash flow from operations was an inflow of $0.7 million compared to an inflow of $6.7 million for the third quarter of 2017.

•

Free cash flow was an outflow of $(2.4) million compared to an inflow of $4.4 million for the third quarter of 2017. Free cash flow is cash flow from operations, less cash used for capital expenditures and additions to capitalized software development costs.

Recent Business Highlights

•	Ended the quarter with 4,267 global enterprise customers, up from 3,303 at the end of the third quarter of 2017.

•

Announced the next generation of the Critical Event Management (CEM) Platform. Unveiling a single, turnkey operating environment for managing critical events, Everbridge customers can now leverage the company’s powerful visualization and orchestration capabilities built natively into its market-leading CEM platform. Everbridge’s next generation SaaS platform also features the ability to dynamically locate employees at risk and provide organizations with enhanced and actionable risk intelligence.

•

Received a Provisional Authorization (PA) for Impact Level 2 from the U.S. Defense Information Systems Agency (DISA), the IT combat support organization of the Department of Defense (DoD). This authorization enables all DoD missions and agencies to leverage the Everbridge Suite of solutions.

•

Announced that JARVISS (Joint Analytic Real-Time Virtual Information Sharing System) is now the U.S. Army’s enduring enterprise system for threat visibility. The Everbridge platform is powering JARVISS, creating a premier global threat information sharing system that will enable the Army to effectively and efficiently identify and assess incidents and threats, in close proximity to military facilities, in a near real-time environment.

Business Outlook

Based on information available as of today, Everbridge is issuing guidance for the fourth quarter and full year 2018 as indicated below.

	Fourth Quarter 2018			Full Year 2018
Total Revenue	$40.7	to	$41.0	$146.0	to	$146.3
GAAP net income/(loss)	$(10.6)		$(10.0)	$(48.3)		$(47.7)
GAAP net income/(loss) per share	$(0.36)		$(0.34)	$(1.66)		$(1.64)
Non-GAAP net income/(loss)	$(3.3)		$(2.9)	$(16.3)		$(15.9)
Non-GAAP net income/(loss) per share	$(0.11)		$(0.10)	$(0.56)		$(0.55)
Basic and diluted weighted average shares outstanding	29.6		29.6	29.1		29.1
Adjusted EBITDA	$0.4		$0.7	$(3.1)		$(2.8)

(All figures in millions, except per share data)

Conference Call Information

What:	Everbridge Third Quarter 2018 Financial Results Conference Call
When:	Monday, November 5, 2018
Time:	4:30 p.m. ET
Live Call:	(866) 439-5043, domestic
(409) 220-9843, international
Replay:
(855) 859-2056, passcode 8193458, domestic
(404) 537-3406, passcode 8193458, international
Webcast (live & replay): http://ir.everbridge.com

About Everbridge, Inc.

Everbridge, Inc. (NASDAQ: EVBG) is a global software company that provides enterprise software applications that automate and accelerate organizations’ operational response to critical events in order to keep people safe and businesses running. During public safety threats such as active shooter situations, terrorist attacks or severe weather conditions, as well as critical business events such as IT outages, cyber-attacks or other incidents such as product recalls or supply-chain interruptions, over 4,200 global customers rely on the company’s Critical Event Management Platform to quickly and reliably aggregate and assess threat data, locate people at risk and responders able to assist, automate the execution of pre-defined communications processes through the secure delivery to over 100 different communication devices, and track progress on executing response plans. The company’s platform sent over 2 billion messages in 2017, and offers the ability to reach 500 million people in more than 200 countries and territories including the entire mobile populations on a country-wide scale in Sweden, the Netherlands, the Bahamas, Singapore, Greece, Cambodia, and a number of the largest states in India. The company’s critical communications and enterprise safety applications include Mass Notification, Incident Management, Safety Connection™, IT Alerting, Visual Command Center®, Crisis Commander®, Community Engagement™ and Secure Messaging. Everbridge serves nine of the 10 largest U.S. cities, eight of the 10 largest U.S.-based investment banks, all 25 of the 25 busiest North American airports, six of the 10 largest global consulting firms, six of the 10 largest global automakers, all four of the largest global accounting firms, four of the 10 largest U.S.-based health care providers and four of the 10 largest U.S.-based health insurers. Everbridge is based in Boston and Los Angeles with additional offices in Lansing, San Francisco, Beijing, Bangalore, Kolkata, London, Oslo, Stockholm and Tilburg. For more information, visit www.everbridge.com, read the company blog, and follow on Twitter and Facebook.

Non-GAAP Financial Measures

This press release contains the following non-GAAP financial measures: non-GAAP cost of revenue, non-GAAP gross profit, non-GAAP gross margin, non-GAAP sales and marketing, non-GAAP research and development, non-GAAP general and administrative, non-GAAP operating expenses, non-GAAP operating income/(loss), non-GAAP net income/(loss), non-GAAP net income/(loss) per share, adjusted EBITDA, and free cash flow.

We believe that these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to Everbridge’s financial condition and results of operations. We use these non-GAAP measures for financial, operational and budgetary decision-making purposes, to understand and evaluate our core operating performance and trends, and to generate future operating plans. We believe that these non-GAAP financial measures provide useful information regarding past financial performance and future prospects, and permit us to more thoroughly analyze key financial metrics used to make operational decisions. We believe that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing our financial measures with other software companies, many of which present similar non-GAAP financial measures to investors.

We do not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in the Company’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgment by management about which expenses and income are excluded or included in determining these non-GAAP financial measures. In order to compensate for these limitations, management presents non-GAAP financial measures in connection with GAAP results. We urge investors to review the reconciliation of our non-GAAP financial measures to the comparable GAAP financial measures, which are included in this press release, and not to rely on any single financial measure to evaluate our business.

Cautionary Language Concerning Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to,

statements regarding the anticipated opportunity and trends for growth in our critical communications and enterprise safety applications and our overall business, our market opportunity, our expectations regarding sales of our products, our goal to maintain market leadership and extend the markets in which we compete for customers, and our expected financial results for the third quarter of 2018 and the full fiscal year 2018. These forward-looking statements are made as of the date of this press release and were based on current expectations, estimates, forecasts and projections as well as the beliefs and assumptions of management. Words such as “expect,” “anticipate,” “should,” “believe,” “target,” “project,” “goals,” “estimate,” “potential,” “predict,” “may,” “will,” “could,” “intend,” variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond our control. Our actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to: the ability of our products and services to perform as intended and meet our customers’ expectations; our ability to attract new customers and retain and increase sales to existing customers; our ability to increase sales of our Mass Notification application and/or ability to increase sales of our other applications; developments in the market for targeted and contextually relevant critical communications or the associated regulatory environment; our estimates of market opportunity and forecasts of market growth may prove to be inaccurate; we have not been profitable on a consistent basis historically and may not achieve or maintain profitability in the future; the lengthy and unpredictable sales cycles for new customers; nature of our business exposes us to inherent liability risks; our ability to attract, integrate and retain qualified personnel; our ability to successfully integrate businesses and assets that we have acquired or may acquire in the future; our ability to maintain successful relationships with our channel partners and technology partners; our ability to manage our growth effectively; our ability to respond to competitive pressures; potential liability related to privacy and security of personally identifiable information; our ability to protect our intellectual property rights, and the other risks detailed in our risk factors discussed in filings with the U.S. Securities and Exchange Commission (“SEC”), including but not limited to our Annual Report on Form 10-K for the year ended December 31, 2017 filed with the SEC on March 12, 2018. The forward-looking statements included in this press release represent our views as of the date of this press release. We undertake no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

Media Contact:

Jeff Young

Everbridge

jeff.young@everbridge.com

781-859-4116

Investor Contact:

Garo Toomajanian

ICR

ir@everbridge.com

818-230-9712

All Everbridge products are trademarks of Everbridge, Inc. in the USA and other countries. All other product or company names mentioned are the property of their respective owners.

Consolidated Balance Sheets

(in thousands)

(unaudited)

	September 30, 2018	December 31, 2017
Current assets:
Cash and cash equivalents	$76,271	$102,754
Restricted cash	23	297
Short-term investments	26,856	42,908
Accounts receivable, net	37,033	31,699
Prepaid expenses	5,353	2,563
Deferred costs	5,842	2,429
Other current assets	3,426	811

Total current assets	154,804	183,461
Property and equipment, net	2,918	2,796
Capitalized software development costs, net	12,734	10,005
Goodwill	53,132	31,328
Intangible assets, net	22,000	8,634
Deferred costs	8,747	—
Other assets	253	189

Total assets	$254,588	$236,413

Current liabilities:
Accounts payable	$4,141	$2,446
Accrued payroll and employee related liabilities	14,531	11,111
Accrued expenses	3,090	1,825
Deferred revenue	82,263	70,090
Notes payable	432	—
Contingent consideration liabilities	—	682
Other current liabilities	1,242	808

Total current liabilities	105,699	86,962
Long-term liabilities:
Deferred revenue, noncurrent	6,376	2,982
Convertible senior notes	92,916	89,481
Deferred tax liabilities	885	482
Other long term liabilities	989	515

Total liabilities	206,865	180,422

Stockholders’ equity:
Common stock	29	28
Additional paid-in capital	187,909	164,995
Accumulated deficit	(137,865)	(109,252)
Accumulated other comprehensive income (loss)	(2,350)	220

Total stockholders’ equity	47,723	55,991

Total liabilities and stockholders’ equity	$254,588	$236,413

Consolidated Statements of Comprehensive Loss

(in thousands, except share and per share data)

(unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2018	2017	2018	2017
Revenue	$38,925	$27,312	$105,266	$75,177
Cost of revenue	12,296	8,076	33,488	22,969

Gross profit	26,629	19,236	71,778	52,208
	68.41%	70.43%	68.19%	69.45%
Operating expenses:
Sales and marketing	16,348	11,626	51,303	33,589
Research and development	10,350	5,626	30,548	16,082
General and administrative	7,130	6,375	23,609	16,640

Total operating expenses	33,828	23,627	105,460	66,311

Operating loss	(7,199)	(4,391)	(33,682)	(14,103)

Other income (expense):
Interest and investment income	460	106	1,316	234
Interest expense	(1,592)	(2)	(4,736)	(5)
Other expense, net	(33)	(23)	(237)	(61)

Total other income (expense), net	(1,165)	81	(3,657)	168

Loss before income taxes	(8,364)	(4,310)	(37,339)	(13,935)
(Provision) benefit for income taxes	(86)	79	(371)	65

Net loss	$(8,450)	$(4,231)	$(37,710)	$(13,870)

Net loss per share attributable to common stockholders:
Basic	$(0.29)	$(0.15)	$(1.30)	$(0.50)
Diluted	$(0.29)	$(0.15)	$(1.30)	$(0.50)
Weighted-average common shares outstanding:
Basic	29,460,156	28,100,172	28,918,304	27,719,519
Diluted	29,460,156	28,100,172	28,918,304	27,719,519
Other comprehensive income (loss):
Foreign currency translation adjustment, net of taxes	81	197	(2,570)	323

Total comprehensive loss	$(8,369)	$(4,034)	$(40,280)	$(13,547)

Stock-based compensation expense included in the above:

(in thousands)

	Three months ended September 30,		Nine months ended September 30,
	2018	2017	2018	2017
Cost of revenue	$312	$141	$1,877	$266
Sales and marketing	1,180	691	7,147	1,250
Research and development	1,091	416	5,606	738
General and administrative	958	1,555	5,627	2,618

Total stock-based compensation	$3,541	$2,803	$20,257	$4,872

Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2018	2017	2018	2017
Cash flows from operating activities:
Net loss	$(8,450)	$(4,231)	$(37,710)	$(13,870)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	3,844	2,418	10,172	7,646
Amortization of deferred costs	1,415	1,331	3,928	4,140
Loss on disposal of assets	28	15	112	15
Deferred income taxes	—	21	101	62
Accretion of interest on convertible senior notes	1,161	—	3,435	—
Non-cash investment income	(80)	(66)	(308)	(74)
Provision for doubtful accounts and sales return reserve	134	219	158	588
Change in fair value of contingent consideration	—	—	(250)	—
Stock-based compensation	3,495	2,794	20,007	4,838
Increase (decrease) in operating assets and liabilities:
Accounts receivable, net	(4,103)	(618)	1,524	(3,591)
Prepaid expenses	(428)	(508)	(2,439)	(1,552)
Deferred costs	(2,793)	(165)	(6,991)	216
Other assets	(579)	(2,175)	(1,584)	(5,336)
Accounts payable	(206)	1,250	(113)	820
Accrued payroll and employee related liabilities	1,804	1,763	2,109	2,263
Accrued expenses	(1,187)	(347)	(621)	(54)
Deferred revenue	6,176	4,933	7,237	7,801
Other liabilities	445	104	457	467

Net cash provided by (used in) operating activities	676	6,738	(776)	4,379

Cash flows from investing activities:
Capital expenditures	(441)	(832)	(855)	(1,337)
Proceeds from sale of leaseback transaction	—	399	—	794
Additions to capitalized software development costs	(2,684)	(1,542)	(6,722)	(4,586)
Additions to intangibles	(16)	—	(184)	—
Payment for acquisition of business, net of acquired cash	—	—	(35,857)	(21,235)
Purchase of short-term investments	(26,777)	(17,528)	(57,709)	(29,955)
Maturities of short-term investments	3,424	6,000	74,069	6,000

Net cash used in investing activities	(26,494)	(13,503)	(27,258)	(50,319)

Cash flows from financing activities:
RSUs withheld to settle employee tax withholding liability	(4,149)	—	(7,921)	—
Principal payments on capital leases	(61)	—	(61)	—
Payment of contingent consideration	—	(3,750)	(431)	(3,750)
Payment on note payable	(59)	—	(59)	—
Proceeds from follow on offering, net	—	—	—	10,444
Payments of public offering costs	—	(143)	—	(872)
Payments of debt issuance costs	—	(40)	(84)	(40)
Proceeds from employee stock purchase plan	877	686	1,758	1,540
Proceeds from stock option exercises	2,986	972	8,821	2,087

Net cash (used in) provided by financing activities	(406)	(2,275)	2,023	9,409

Effect of exchange rates on cash, cash equivalents and restricted cash	(81)	(162)	(746)	(309)

Net decrease in cash, cash equivalents and restricted cash	(26,305)	(9,202)	(26,757)	(36,840)

Cash, cash equivalents and restricted cash, beginning of period	102,599	33,127	103,051	60,765

Cash, cash equivalents and restricted cash, end of period	$76,294	$23,925	$76,294	$23,925

Reconciliation of GAAP measures to non-GAAP measures

(in thousands, except share and per share data)

(unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2018	2017	2018	2017
Cost of revenue	$12,296	$8,076	$33,488	$22,969
Amortization of acquired intangibles	(389)	(293)	(1,022)	(1,325)
Stock-based compensation	(312)	(141)	(1,877)	(266)

Non-GAAP cost of revenue	11,595	7,642	30,589	21,378

Gross profit	26,629	19,236	71,778	52,208
Amortization of acquired intangibles	389	293	1,022	1,325
Stock-based compensation	312	141	1,877	266

Non-GAAP gross profit	27,330	19,670	74,677	53,799
Non-GAAP gross margin	70.21%	72.02%	70.94%	71.56%

Sales and marketing	16,348	11,626	51,303	33,589
Stock-based compensation	(1,180)	(691)	(7,147)	(1,250)

Non-GAAP sales and marketing	15,168	10,935	44,156	32,339

Research and development	10,350	5,626	30,548	16,082
Stock-based compensation	(1,091)	(416)	(5,606)	(738)

Non-GAAP research and development	9,259	5,210	24,942	15,344

General and administrative	7,130	6,375	23,609	16,640
Amortization of acquired intangibles	(1,464)	(560)	(3,461)	(1,562)
Stock-based compensation	(958)	(1,555)	(5,627)	(2,618)

Non-GAAP general and administrative	4,708	4,260	14,521	12,460

Total operating expenses	33,828	23,627	105,460	66,311
Amortization of acquired intangibles	(1,464)	(560)	(3,461)	(1,562)
Stock-based compensation	(3,229)	(2,662)	(18,380)	(4,606)

Non-GAAP operating expenses	$29,135	$20,405	$83,619	$60,143

Operating loss	$(7,199)	$(4,391)	$(33,682)	$(14,103)
Amortization of acquired intangibles	1,853	853	4,483	2,887
Stock-based compensation	3,541	2,803	20,257	4,872

Non-GAAP operating loss	$(1,805)	$(735)	$(8,942)	$(6,344)

Net loss	$(8,450)	$(4,231)	$(37,710)	$(13,870)
Amortization of acquired intangibles	1,853	853	4,483	2,887
Stock-based compensation	3,541	2,803	20,257	4,872

Non-GAAP net loss	$(3,056)	$(575)	$(12,970)	$(6,111)

Weighted average common shares outstanding, basic and diluted	29,460,156	28,100,172	28,918,304	27,719,519

Non-GAAP net loss per share	$(0.10)	$(0.02)	$(0.45)	$(0.22)

Net loss	$(8,450)	$(4,231)	$(37,710)	$(13,870)
Interest and investment (income) expense, net	1,132	(104)	3,420	(229)
Income taxes, net	86	(79)	371	(65)
Depreciation and amortization	3,844	2,418	10,172	7,646

EBITDA	(3,388)	(1,996)	(23,747)	(6,518)
Stock-based compensation	3,541	2,803	20,257	4,872

Adjusted EBITDA	$153	$807	$(3,490)	$(1,646)

Net cash provided by (used in) operating activities	$676	$6,738	$(776)	$4,379
Capital expenditures	(441)	(832)	(855)	(1,337)
Additions to capitalized software development costs	(2,684)	(1,542)	(6,722)	(4,586)

Free cash (outflow) inflow	$(2,449)	$4,364	$(8,353)	$(1,544)

(Continued) Reconciliation of GAAP measures to non-GAAP measures

(in millions, except share and per share data)

(unaudited)

Business outlook:

	Three months ended December 31, 2018		Year ended December 31, 2018
	Low end	High end	Low end	High end

Net loss	$(10.6)	$(10.0)	$(48.3)	$(47.7)
Amortization of acquired intangibles	2.2	2.2	6.7	6.7
Stock-based compensation	5.1	4.9	25.3	25.1

Non-GAAP net loss	$(3.3)	$(2.9)	$(16.3)	$(15.9)

Weighted average common shares outstanding, basic and diluted	29,600,000	29,600,000	29,100,000	29,100,000

Net loss per share	$(0.36)	$(0.34)	$(1.66)	$(1.64)
Non-GAAP net loss per share	$(0.11)	$(0.10)	$(0.56)	$(0.55)

Net loss	$(10.6)	$(10.0)	$(48.3)	$(47.7)
Interest (income) expense, net	1.4	1.4	4.8	4.8
Income taxes, net	0.4	0.3	0.8	0.7
Depreciation and amortization	4.1	4.1	14.3	14.3

EBITDA	(4.7)	(4.2)	(28.4)	(27.9)
Stock-based compensation	5.1	4.9	25.3	25.1

Adjusted EBITDA	$0.4	$0.7	$(3.1)	$(2.8)